EXHIBIT 23.1




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To CAS Medical Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999 included in CAS Medical Systems, Inc. Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.





/s/ Arthur Andersen LLP
Arthur Andersen LLP




Stamford, Connecticut
September 28, 1999